Exhibit 10.2

SUPPLEMENT TO EMPLOYMENT AGREEMENT

THIS SUPPLEMENT TO EMPLOYMENT AGREEMENT (“Supplement”) is made as of this 31st day of January, 2018 by and between Babcock & Wilcox Enterprises, Inc. (“B&W”), a Delaware corporation having its principal office at 13024 Ballantyne Corporate Place, Suite 700, Charlotte, North Carolina 28277, and E. James Ferland (the “Executive” and together with the B&W, the “Parties”).

WHEREAS, B&W (f/k/a Babcock & Wilcox Power Generation Group, Inc. and as successor to BWX Technologies, Inc. f/k/a The Babcock & Wilcox Company) and the Executive are parties to that certain Employment Agreement dated as of November 5, 2014 (the “Employment Agreement”); and

WHEREAS, under the Employment Agreement, BWE agreed to employ Executive and Executive agreed to serve as BWE’s CEO for a one-year period beginning June 30, 2015, which automatically continues for successive one-year periods unless, among other reasons, either party notifies the other party of its election not to renew Executive’s employment thereunder; and

WHEREAS, Executive’s current term under the Employment Agreement expires June 30, 2018; and

WHEREAS, B&W and Executive are in mutual agreement not to renew the Employment Agreement for a subsequent term and to allow the Employment Agreement to expire June 30, 2018 in accordance with its terms; and

WHEREAS, to facilitate an orderly transition, the Parties agree on the appointment of a successor President and Chief Executive Officer effective January 30, 2018 (the “Effective Date”); and

WHEREAS, the Parties desire to continue the Employment Agreement through June 30, 2018, subject to the terms and conditions of this Supplement, to provide for a period of transition.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Non-Renewal of Employment Agreement. In accordance with Section 1(b) of the Employment Agreement, the Parties agree that the Employment Agreement will not renew for a subsequent term and will terminate June 30, 2018.

2.
Position and Duties. Beginning on the Effective Date and for the remainder of the Employment Period, Executive shall remain an employee and shall serve and continue to serve , if and when re-elected, as a member and Executive Chairman of the Board.

3.	Compensation.

(a)
Equity Awards. For Fiscal Year 2018, Executive shall receive reduced equity-based incentive compensation awards valued in the aggregate at $450,000 in connection with B&W’s annual grant cycle. These awards shall vest 100% rather than on a pro-rata basis under Section 4(a)(v)(B) of the Employment Agreement. Otherwise these awards shall be subject to the settlement conditions of such Section.

(b)	Except as stated in Section 3(a) above, there are no changes for the remainder of the Employment Period under Section 2(b) of the Employment Agreement.

4.	Miscellaneous.

(a)	Neither this Supplement nor any action taken to carry-out the terms hereof shall constitute Good Reason or Cause under the Employment Agreement.

(b)	Except as expressly modified by this Supplement, the Employment Agreement shall remain in full force and effect.

(c)	Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Employment Agreement.

(d)	This Supplement may be executed in two or more counterparts, each of which will be deemed an original but all of which together shall be considered one and the same agreement.

(e)
For the avoidance of doubt, the Restructuring Transaction Retention Agreement by and between BWE and Executive dated as of November 5, 2014, that provides, among other things, for the payment of a cash retention award to Executive on June 30, 2018, shall remain in full force and effect.

IN WITNESS WHEREOF, this Supplement has been duly executed by the Parties as of the date first indicated above.

BABCOCK & WILCOX ENTERPRISES, INC. /s/ Stephen G. Hanks _________________________________ By: Stephen G. Hanks Title: Director	EXECUTIVE /s/ E. James Ferland _________________________________ E. James Ferland